Exhibit 10.1

BARNES GROUP

2009

DEFERRED COMPENSATION PLAN

IMPORTANT NOTE

This document has not been approved by the Department of Labor, Internal Revenue Service or any other governmental entity. An adopting Employer must determine whether the Plan is subject to the Federal securities laws and the securities laws of the various states. An adopting Employer may not rely on this document to ensure any particular tax consequences or to ensure that the Plan is “unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees” under Title I of the Employee Retirement Income Security Act of 1974, as amended, with respect to the Employer’s particular situation. Fidelity Employer Services Company, its affiliates and employees cannot provide you with legal advice in connection with the execution of this document. This document should be reviewed by the Employer’s attorney prior to execution.

TABLE OF CONTENTS

PREAMBLE

ARTICLE 1 – GENERAL
1.1	Plan
1.2	Effective Dates
1.3	Amounts Not Subject to Code Section 409A

ARTICLE 2 – DEFINITIONS
2.1	Account
2.2	Administrator
2.3	Adoption Agreement
2.4	Beneficiary
2.5	Board or Board of Directors
2.6	Bonus
2.7	Change in Control
2.8	Code
2.9	Compensation
2.10	Director
2.11	Disability
2.12	Eligible Employee
2.13	Employer
2.14	ERISA
2.15	Identification Date
2.16	Key Employee
2.17	Participant
2.18	Plan
2.19	Plan Sponsor
2.20	Plan Year
2.21	Related Employer
2.22	Retirement
2.23	Separation from Service
2.24	Unforeseeable Emergency
2.25	Valuation Date
2.26	Years of Service

ARTICLE 3 – PARTICIPATION
3.1	Participation
3.2	Termination of Participation

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ARTICLE 4 – PARTICIPANT ELECTIONS
4.1	Deferral Agreement
4.2	Amount of Deferral
4.3	Timing of Election to Defer
4.4	Election of Payment Schedule and Form of Payment

ARTICLE 5 – EMPLOYER CONTRIBUTIONS
5.1	Matching Contributions
5.2	Other Contributions

ARTICLE 6 – ACCOUNTS AND CREDITS
6.1	Establishment of Account
6.2	Credits to Account

ARTICLE 7 – INVESTMENT OF CONTRIBUTIONS
7.1	Investment Options
7.2	Adjustment of Accounts

ARTICLE 8 – RIGHT TO BENEFITS
8.1	Vesting
8.2	Death
8.3	Disability

ARTICLE 9 – DISTRIBUTION OF BENEFITS
9.1	Amount of Benefits
9.2	Method and Timing of Distributions
9.3	Unforeseeable Emergency
9.4	Payment Election Overrides
9.5	Cashouts of Amounts Not Exceeding Stated Limit
9.6	Required Delay in Payment to Key Employees
9.7	Change in Control
9.8	Permissible Delays in Payment
9.9	Permitted Acceleration of Payment

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ARTICLE 10 – AMENDMENT AND TERMINATION
10.1	Amendment by Plan Sponsor
10.2	Plan Termination Following Change in Control or Corporate Dissolution
10.3	Other Plan Terminations

ARTICLE 11 – THE TRUST
11.1	Establishment of Trust
11.2	Grantor Trust
11.3	Investment of Trust Funds

ARTICLE 12 – PLAN ADMINISTRATION
12.1	Powers and Responsibilities of the Administrator
12.2	Claims and Review Procedures
12.3	Plan Administrative Costs

ARTICLE 13 – MISCELLANEOUS
13.1	Unsecured General Creditor of the Employer
13.2	Employer’s Liability
13.3	Limitation of Rights
13.4	Anti-Assignment
13.5	Facility of Payment
13.6	Notices
13.7	Tax Withholding
13.8	Indemnification
13.9	Successors
13.10	Disclaimer
13.11	Governing Law
13.12	Plan Addendums

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PREAMBLE

The Plan is intended to be a “plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, or an “excess benefit plan” within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended, or a combination of both. The Plan is further intended to conform with the requirements of Internal Revenue Code Section 409A and the final regulations issued thereunder and shall be interpreted, implemented and administered in a manner consistent therewith.

ARTICLE 1 – GENERAL

1.1	Plan. The Plan will be referred to by the name specified in the Adoption Agreement.

1.2	Effective Dates.

(a)	Original Effective Date. The Original Effective Date is the date as of which the Plan was initially adopted.

(b)	Amendment Effective Date. The Amendment Effective Date is the date specified in the Adoption Agreement as of which the Plan is amended and restated. Except to the extent otherwise provided herein or in the Adoption Agreement, the Plan shall apply to amounts deferred and benefit payments made on or after the Amendment Effective Date.

(c)	Special Effective Date. A Special Effective Date may apply to any given provision if so specified in Appendix A of the Adoption Agreement. A Special Effective Date will control over the Original Effective Date or Amendment Effective Date, whichever is applicable, with respect to such provision of the Plan.

1.3	Amounts Not Subject to Code Section 409A

Except as otherwise indicated by the Plan Sponsor in Section 1.01 of the Adoption Agreement, amounts deferred before January 1, 2005 that are earned and vested on December 31, 2004 will be separately accounted for and administered in accordance with the terms of the Plan as in effect on December 31, 2004.

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ARTICLE 2 – DEFINITIONS

Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise. Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1	“Account” means an account established for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains, losses or distributions included thereon. The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant or to the Participant’s Beneficiary pursuant to the Plan.

2.2	“Administrator” means the person or persons designated by the Plan Sponsor in Section 1.05 of the Adoption Agreement to be responsible for the administration of the Plan. If no Administrator is designated in the Adoption Agreement, the Administrator is the Plan Sponsor.

2.3	“Adoption Agreement” means the agreement adopted by the Plan Sponsor that establishes the Plan.

2.4	“Beneficiary” means the persons, trusts, estates or other entities entitled under Section 8.2 to receive benefits under the Plan upon the death of a Participant.

2.5	“Board” or “Board of Directors” means the Board of Directors of the Plan Sponsor.

2.6	“Bonus” means an amount of incentive remuneration payable by the Employer to a Participant.

2.7	“Change in Control” means a “change in control event” within the meaning of Treasury Regulation 1.409A-3(i)(5)(i) & (ii) that occurs with respect to a Participant on or after the date on which an event involving the Plan Sponsor that is described in Section 9.7(a), (b), (c) or (d) occurs.

2.8	“Code” means the Internal Revenue Code of 1986, as amended.

2.9	“Compensation” has the meaning specified in Section 3.01 of the Adoption Agreement.

2.10	“Director” means a non-employee member of the Board who has been designated by the Employer as eligible to participate in the Plan.

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2.11	“Disability” means that the Social Security Administration has determined that a Participant is disabled under the Social Security Act. A Participant shall be considered as incurring a Disability on the last day of the month in which the Participant first becomes eligible for and begins to receive Social Security disability benefits.

2.12	“Eligible Employee” means an employee of the Employer who satisfies the requirements in Section 2.01 of the Adoption Agreement.

2.13	“Employer” means the Plan Sponsor and any other entity which is authorized by the Plan Sponsor to participate in and, in fact, does adopt the Plan.

2.14	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.15	“Identification Date” means the date as of which Key Employees are determined which is specified in Section 1.06 of the Adoption Agreement.

2.16	“Key Employee” means an employee who satisfies the conditions set forth in Section 9.6.

2.17	“Participant” means an Eligible Employee or Director who commences participation in the Plan in accordance with Article 3.

2.18	“Plan” means the unfunded plan of deferred compensation set forth herein, including the Adoption Agreement and any trust agreement, as adopted by the Plan Sponsor and as amended from time to time.

2.19	“Plan Sponsor” means the entity identified in Section 1.03 of the Adoption Agreement or any successor by merger, consolidation or otherwise.

2.20	“Plan Year” means the period identified in Section 1.02 of the Adoption Agreement.

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2.21	“Related Employer” means the Employer and (a) any corporation that is a member of a controlled group of corporations as defined in Code Section 414(b) that includes the Employer and (b) any trade or business that is under common control as defined in Code Section 414(c) that includes the Employer.

2.22	“Retirement” has the meaning specified in 6.01(f) of the Adoption Agreement.

2.23	“Separation from Service” means the date that the Participant retires or otherwise has a termination of employment (other than by death) with respect to all entities comprising the Related Employer. A Separation from Service does not occur if the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or such longer period during which the Participant’s right to re-employment is provided by statute or contract. If the period of leave exceeds six months and the Participant’s right to re-employment is not provided either by statute or contract, a Separation from Service will be deemed to have occurred on the first day following the six-month period. If the period of leave is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where the impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29 month period of absence shall be substituted for the six month period.

Whether a termination of employment has occurred is based on whether the facts and circumstances indicate that the Related Employer and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36 month period (or the full period of services to the Related Employer if the employee has been providing services to the Related Employer for less than 36 months.

The foregoing will be interpreted, and all determinations of whether a Separation from Service has occurred will be made, in a manner consistent with Code Section 409A and the final regulations thereunder.

2.24

“Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Code section 152(b)(i), (b)(2) and (d)(i)(B); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable

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circumstances arising as a result of events beyond the control of the Participant.

2.25	“Valuation Date” means each business day of the Plan Year.

2.26	“Years of Service” means each one year period for which the Participant receives service credit in accordance with the provisions of Section 7.01(d) of the Adoption Agreement.

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ARTICLE 3 – PARTICIPATION

3.1	Participation. The Participants in the Plan shall be those Directors and employees of the Employer who satisfy the requirements of Section 2.01 of the Adoption Agreement.

3.2	Termination of Participation. The Administrator may terminate a Participant’s participation in the Plan in a manner consistent with Code Section 409A. If the Employer terminates a Participant’s participation before the Participant experiences a Separation from Service the Participant’s vested Accounts shall be paid in accordance with the provisions of Article 9.

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ARTICLE 4 – PARTICIPANT ELECTIONS

4.1	Deferral Agreement. If permitted by the Plan Sponsor in accordance with Section 4.01 of the Adoption Agreement, each Eligible Employee and Director may elect to defer his Compensation within the meaning of Section 3.01 of the Adoption Agreement by executing in writing or electronically, a deferral agreement in accordance with rules and procedures established by the Administrator and the provisions of this Article 4.

A new deferral agreement must be timely executed for each Plan Year during which the Eligible Employee or Director desires to defer Compensation. An Eligible Employee or Director who does not timely execute a deferral agreement shall be deemed to have elected zero deferrals of Compensation for such Plan Year.

A deferral agreement may be changed or revoked during the period specified by the Administrator. Except as provided in Section 9.3 or in Section 4.01(c) of the Adoption Agreement, a deferral agreement becomes irrevocable at the close of the specified period.

4.2	Amount of Deferral. An Eligible Employee or Director may elect to defer Compensation in any amount permitted by Section 4.01(a) of the Adoption Agreement.

4.3	Timing of Election to Defer. Each Eligible Employee or Director who desires to defer Compensation otherwise payable during a Plan Year must execute a deferral agreement within the period preceding the Plan Year specified by the Administrator. Each Eligible Employee who desires to defer Compensation that is a Bonus must execute a deferral agreement within the period preceding the Plan Year during which the Bonus is earned that is specified by the Administrator, except that if the Bonus can be treated as performance based compensation as described in Code Section 409A(a)(4)(B)(iii), the deferral agreement may be executed within the period specified by the Administrator, which period, in no event, shall end after the date which is six months prior to the end of the period during which the Bonus is earned, provided the Participant has performed services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date the Participant executed the deferral agreement and provided further that the compensation has not yet become ‘readily ascertainable’ within the meaning of Reg. Sec 1.409A-2(a)(8). In addition, if the Compensation qualifies as ‘fiscal year compensation’ within the meaning of Reg. Sec. 1.409A -2(a)(6), the deferral agreement may be made not later than the end of the Employer’s taxable year immediately preceding the first taxable year of the Employer in which any services are performed for which such Compensation is payable.

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Except as otherwise provided below, an employee who is classified or designated as an Eligible Employee during a Plan Year or a Director who is designated as eligible to participate during a Plan Year may elect to defer Compensation otherwise payable during the remainder of such Plan Year in accordance with the rules of this Section 4.3 by executing a deferral agreement within the thirty (30) day period beginning on the date the employee is classified or designated as an Eligible Employee or the date the Director is designated as eligible, whichever is applicable, if permitted by Section 4.01(b)(ii) of the Adoption Agreement. If Compensation is based on a specified performance period that begins before the Eligible Employee or Director executes his deferral agreement, the election will be deemed to apply to the portion of such Compensation equal to the total amount of Compensation for the performance period multiplied by the ratio of the number of days remaining in the performance period after the election becomes irrevocable and effective over the total number of days in the performance period. The rules of this paragraph shall not apply unless the Eligible Employee or Director can be treated as initially eligible in accordance with Reg. Sec. 1.409A-2(a)(7).

4.4	Election of Payment Schedule and Form of Payment.

All elections of a payment schedule and a form of payment will be made in accordance with rules and procedures established by the Administrator and the provisions of this Section 4.4.

(a)    If the Plan Sponsor has elected to permit annual distribution elections in accordance with Section 6.01(h) of the Adoption Agreement the following rules apply. At the time an Eligible Employee or Director completes a deferral agreement, the Eligible Employee or Director must elect a distribution event (which includes a specified time) and a form of payment for the Compensation subject to the deferral agreement from among the options the Plan Sponsor has made available for this purpose and which are specified in 6.01(b) of the Adoption Agreement. Prior to the time required by Reg. Sec. 1.409A-2, the Eligible Employee or Director shall elect a distribution event (which includes a specified time) and a form of payment for any Employer contributions that may be credited to the Participant’s Account during the Plan Year. If an Eligible Employee or Director fails to elect a distribution event, he shall be deemed to have elected Separation from Service as the distribution event. If he fails to elect a form of payment, he shall be deemed to have elected a lump sum form of payment.

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(b)	If the Plan Sponsor has elected not to permit annual distribution elections in accordance with Section 6.01(h) of the Adoption Agreement but does allow elections of the time and/or form of payment of amounts credited to a Participant’s Account, the following rules apply. At the time an Eligible Employee or Director first completes a deferral agreement but in no event later than the time required by Reg. Sec. 1.409A-2, the Eligible Employee or Director must elect a distribution event (which includes a specified time) and a form of payment for amounts credited to his Account from among the options the Plan Sponsor has made available for this purpose and which are specified in Section 6.01(b) of the Adoption Agreement. If an Eligible Employee or Director fails to elect a distribution event, he shall be deemed to have elected Separation from Service in the distribution event. If he fails to elect a form of payment, he shall be deemed to have elected a lump sum form of payment.

(c)	If the Plan Sponsor has elected not to permit any distribution elections to be made by a Participant the following rule shall apply. The amount credited to a Participant’s Account shall be paid at the time and in the form specified in Section 6.01 of the Adoption Agreement.

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ARTICLE 5 – EMPLOYER CONTRIBUTIONS

5.1	Matching Contributions. If elected by the Plan Sponsor in Section 5.01(a) of the Adoption Agreement, the Employer will credit the Participant’s Account with a matching contribution determined in accordance with the formula specified in Section 5.01(a) of the Adoption Agreement. The matching contribution will be treated as allocated to the Participant’s Account at the time specified in Section 5.01(a)(iii) of the Adoption Agreement.

5.2	Other Contributions. If elected by the Plan Sponsor in Section 5.01(b) of the Adoption Agreement, the Employer will credit the Participant’s Account with a contribution determined in accordance with the formula or method specified in Section 5.01(b) of the Adoption Agreement. The contribution will be treated as allocated to the Participant’s Account at the time specified in Section 5.01(b)(iii) of the Adoption Agreement.

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ARTICLE 6 – ACCOUNTS AND CREDITS

6.1	Establishment of Account. For accounting and computational purposes only, the Administrator will establish and maintain an Account on behalf of each Participant which will reflect the credits made pursuant to Section 6.2, distributions or withdrawals, along with the earnings, expenses, gains and losses allocated thereto, attributable to the hypothetical investments made with the amounts in the Account as provided in Article 7. The Administrator will establish and maintain such other records and accounts, as it decides in its discretion to be reasonably required or appropriate to discharge its duties under the Plan.

6.2	Credits to Account. A Participant’s Account will be credited for each Plan Year with the amount of his elective deferrals under Section 4.1 at the time the amount subject to the deferral election would otherwise have been payable to the Participant and the amount of Employer contributions treated as allocated on his behalf under Article 5.

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ARTICLE 7 – INVESTMENT OF CONTRIBUTIONS

7.1	Investment Options. The amount credited to each Account shall be treated as invested in the investment options designated for this purpose by the Administrator.

7.2	Adjustment of Accounts. The amount credited to each Account shall be adjusted for hypothetical investment earnings, expenses, gains or losses in an amount equal to the earnings, expenses, gains or losses attributable to the investment options selected by the party designated in Section 9.01 of the Adoption Agreement from among the investment options provided in Section 7.1. If permitted by Section 9.01 of the Adoption Agreement, a Participant (or the Participant’s Beneficiary after the death of the Participant) may, in accordance with rules and procedures established by the Administrator, select the investments from among the options provided in Section 7.1 to be used for the purpose of calculating future hypothetical investment adjustments to the Account or to future credits to the Account under Section 6.2 effective as of the Valuation Date coincident with or next following notice to the Administrator. Each Account shall be adjusted as of each Valuation Date to reflect: (a) the hypothetical earnings, expenses, gains and losses described above; (b) amounts credited pursuant to Section 6.2; and (c) distributions or withdrawals. In addition, each Account may be adjusted for its allocable share of the hypothetical costs and expenses associated with the maintenance of the hypothetical investments provided in Section 7.1.

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ARTICLE 8 – RIGHT TO BENEFITS

8.1	Vesting. A Participant, at all times, has the 100% nonforfeitable interest in the amounts credited to his Account attributable to his elective deferrals made in accordance with Section 4.1.

Subject to the amendment and termination provisions of Article 10, a Participant’s right to the amounts credited to his Account attributable to Employer contributions made in accordance with Article 5 shall be determined in accordance with the relevant schedule and provisions in Section 7.01 of the Adoption Agreement.

8.2	Death. The Plan Sponsor may elect to accelerate vesting upon the death of the Participant in accordance with Section 7.01(c) of the Adoption Agreement and/or to make distributions upon Death in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement

A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries in accordance with rules and procedures established by the Administrator and subject to the Administrator’s approval. Although the rules of the Administrator may permit a Participant to designate one or more alternative Beneficiaries (for example, an individual who shall become a Participant’s Beneficiary in case the Participant’s first choice of a Beneficiary dies before benefits become payable), a Participant may not designate persons who shall jointly receive benefits as Beneficiaries (for example, the designation of two or more children to jointly receive benefits as Beneficiaries is prohibited). Subject to the approval of the Administrator as provided above, a Participant may designate a trust as a Beneficiary.

A copy of the death notice or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant’s vested Account, the Administrator shall apply default rules determined by it, in its sole discretion, but generally following a priority list of living persons in the following order: Spouse, children, parents, siblings, estate.

The term “Spouse” shall mean the individual to whom the Participant is legally married by civil or religious ceremony under the laws of the state in which the Participant is legally domiciled on the date the determination of whether there is a Spouse is being made. After a Participant’s death, his or her “Spouse” shall be the individual, if any, who met these criteria as of the date of the Participant’s death.

8.3

Disability. If the Plan Sponsor has elected to accelerate vesting upon the occurrence of a Disability in accordance with Section 7.01(c) of the Adoption Agreement and/or to permit distributions upon Disability in

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accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement, the determination of whether a Participant has incurred a Disability shall be made in accordance with Section 2.11 of this Plan.

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ARTICLE 9 – DISTRIBUTION OF BENEFITS

9.1	Amount of Benefits. The vested amount credited to a Participant’s Account as determined under Articles 6, 7 and 8 shall determine and constitute the basis for the value of benefits payable to the Participant under the Plan.

9.2	Method and Timing of Distributions. Distributions under the Plan shall be made in accordance with the terms of this Plan and the Adoption Agreement. Subject to the provisions of Section 9.6 requiring a six month delay for certain distributions to Key Employees, distributions following a distribution event shall commence at the time specified in Section 6.01 of the Adoption Agreement. If permitted by Section 6.01(g) of the Adoption Agreement, a Participant may elect, at least twelve months before a scheduled distribution event, to delay the payment date for a minimum period of sixty months from the originally scheduled date of payment, provided the election does not take effect for at least twelve months from the date on which the election is made. The distribution election change must be made in accordance with procedures and rules established by the Administrator. The Participant may, at the same time the date of payment is deferred, change the form of payment but such change in the form of payment may not effect an acceleration of payment in violation of Code Section 409A or the provisions of Reg. Sec. 1.409A-2(b). For purposes of this Section 9.2, a series of installment payments is always treated as a single payment and not as a series of separate payments.

9.3	Unforeseeable Emergency. A Participant may request a distribution due to an Unforeseeable Emergency if the Plan Sponsor has elected to permit Unforeseeable Emergency withdrawals under Section 8.01(a) of the Adoption Agreement. The request must be in writing and must be submitted to the Administrator along with evidence that the circumstances constitute an Unforeseeable Emergency. The Administrator has the discretion to require whatever evidence it deems necessary to determine whether a distribution is warranted, and may require the Participant to certify that the need cannot be met from other sources reasonably available to the Participant. Whether a Participant has incurred an Unforeseeable Emergency will be determined by the Administrator on the basis of the relevant facts and circumstances in its sole discretion, but, in no event, will an Unforeseeable Emergency be deemed to exist if the hardship can be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant’s assets to the extent such liquidation would not itself cause severe financial hardship, or (c) by cessation of deferrals under the Plan.

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A distribution due to an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need and may include any amounts necessary to pay any federal, state, foreign or local income taxes and penalties reasonably anticipated to result from the distribution. The distribution will be made in the form of a single lump sum cash payment. If permitted by Section 8.01(b) of the Adoption Agreement, a Participant’s deferral elections for the remainder of the Plan Year will be cancelled upon a withdrawal due to an Unforeseeable Emergency. If the payment of all or any portion of the Participant’s vested Account is being delayed in accordance with Section 9.6 at the time he experiences an Unforeseeable Emergency, the amount being delayed shall not be subject to the provisions of this Section 9.3 until the expiration of the six month period of delay required by Section 9.6.

9.4	Payment Election Overrides. If the Plan Sponsor has elected one or more payment election overrides in accordance with Section 6.01(d) of the Adoption Agreement, the following provisions apply. Upon the occurrence of the first event selected by the Plan Sponsor, the remaining vested amount credited to the Participant’s Account shall be paid in the form designated to the Participant or his Beneficiary regardless of whether the Participant had made different elections of time and /or form of payment or whether the Participant was receiving installment payments at the time of the event.

9.5	Cashouts Except as provided in Section 9.9(c) of this Plan, lump sum cashouts shall not be made under the Plan,

9.6	Required Delay in Payment to Key Employees. Except as otherwise provided in this Section 9.6, a distribution made on account of Separation from Service (or Retirement, if applicable) to a Participant who is a Key Employee as of the date of his Separation from Service (or Retirement, if applicable) shall not be made before the date which is six months after the Separation from Service (or Retirement, if applicable).

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(a)	A Participant is treated as a Key Employee if (i) he is employed by a Related Employer any of whose stock is publicly traded on an established securities market, and (ii) he satisfies the requirements of Code Section 416(i)(1)(A)(i), (ii) or (iii), determined without regard to Code Section 416(i)(5), at any time during the twelve month period ending on the Identification Date.

(b)	A Participant who is a Key Employee on an Identification Date shall be treated as a Key Employee for purposes of the six month delay in distributions for the twelve month period beginning on the first day of a month no later than the fourth month following the Identification Date. The Identification Date and the effective date of the delay in distributions shall be determined in accordance with Section 1.06 of the Adoption Agreement.

(c)	The Plan Sponsor may elect to apply an alternative method to identify Participants who will be treated as Key Employees for purposes of the six month delay in distributions if the method satisfies each of the following requirements. The alternative method is reasonably designed to include all Key Employees, is an objectively determinable standard providing no direct or indirect election to any Participant regarding its application, and results in either all Key Employees or no more than 200 Key Employees being identified in the class as of any date. Use of an alternative method that satisfies the requirements of this Section 9.6(c) will not be treated as a change in the time and form of payment for purposes of Reg. Sec. 1.409A-2(b).

(d)	The six month delay does not apply to payments described in Section 9.9(a),(b) or (d) or to payments that occur after the death of the Participant. If the payment of all or any portion of the Participant’s vested Account is being delayed in accordance with this Section 9.6 at the time he incurs a Disability which would otherwise require a distribution under the terms of the Plan, no amount shall be paid until the expiration of the six month period of delay required by this Section 9.6.

9.7	Change in Control. If the Plan Sponsor has elected to permit distributions upon a Change in Control, the following provisions shall apply. A distribution made upon a Change in Control will be made at the time specified in Section 6.01(a) of the Adoption Agreement in the form elected by the Participant in accordance with the procedures described in Article 4.

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Alternatively, if the Plan Sponsor has elected in accordance with Section 11.02 of the Adoption Agreement to require distributions upon a Change in Control, the Participant’s remaining vested Account shall be paid to the Participant or the Participant’s Beneficiary at the time specified in Section 6.01(a) of the Adoption Agreement as a single lump sum payment. A Change in Control, for purposes of the Plan, will occur upon the occurrence of an event described in this Section 9.7. All distributions made in accordance with this Section 9.7 are subject to the provisions of Section 9.6.

If a Participant continues to make deferrals in accordance with Article 4 after he has received a distribution due to a Change in Control, the residual amount payable to the Participant shall be paid at the time and in the form specified in the elections he makes in accordance with Article 4 or upon his death or Disability as provided in Article 8.

Whether a Change in Control has occurred will be determined by the Administrator in accordance with the rules and definitions set forth in this Section 9.7. A distribution to the Participant will be treated as occurring upon a Change in Control within the meaning of Section 11.01 of the Adoption Agreement and this Section 9.7 if the Plan Sponsor terminates the Plan in accordance with Section 10.2 and distributes the Participant’s benefits within twelve months of the date the Plan Sponsor irrevocably takes all necessary action to terminate the Plan as provided in Section 10.2.

A Change in Control means a “change in control event” within the meaning of Treasury Regulation 1.409A-3(i)(5)(i) & (ii) that occurs with respect to a Participant on or after the date on which any of the following events occurs:

(a)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Plan Sponsor (not including in the securities beneficially owned by such Person any securities acquired directly from the Plan Sponsor or its Affiliates) representing 25% or more of the combined voting power of the Plan Sponsor’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (c) below; or

(b)

the following individuals cease for any reason to constitute a majority of the number of directors serving on the Board: individuals who, at the beginning of any period of two consecutive years, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation,

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relating to the election of directors of the Plan Sponsor) whose appointment or election by the Board or nomination for election by the Plan Sponsor’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)	there is consummated a merger or consolidation of the Plan Sponsor or any Subsidiary with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Plan Sponsor outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Plan Sponsor or any Subsidiary, at least 60% of the combined voting power of the securities of the Plan Sponsor or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Plan Sponsor (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Plan Sponsor (not including in the securities beneficially owned by such Person any securities acquired directly from the Plan Sponsor or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(d)	the shareholders of the Plan Sponsor approve a plan of complete liquidation or dissolution of the Plan Sponsor or there is consummated an agreement for the sale or disposition by the Plan Sponsor of all or substantially all of the Plan Sponsor’s assets, other than a sale or disposition by the Plan Sponsor of all or substantially all of the Plan Sponsor’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Plan Sponsor in substantially the same proportions as their ownership of the Plan Sponsor immediately prior to such sale.

For purposes of the foregoing provisions of this Section 9.7,

(i)	the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act;

(ii)	the term “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and

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(iii)	the term “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) any member of the Barnes family (by blood or marriage) or any entity for the benefit of, or controlled by, a member of the Barnes family (by blood or marriage), (ii) the Plan Sponsor or any of its subsidiaries, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Plan Sponsor or any of its Affiliates, (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or (v) a corporation owned, directly or indirectly, by the shareholders of the Plan Sponsor in substantially the same proportions as their ownership of stock of the Plan Sponsor.

9.8	Permissible Delays in Payment. Distributions may be delayed beyond the date payment would otherwise occur in accordance with the provisions of Articles 8 and 9 in any of the following circumstances as long as the Employer treats all payments to similarly situated Participants on a reasonably consistent basis.

(a)	The Employer may delay payment if it reasonably anticipates that its deduction with respect to such payment would be limited or eliminated by the application of Code Section 162(m). Payment must be made during the Participant’s first taxable year in which the Employer reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year the deduction of such payment will not be barred by the application of Code Section 162(m) or during the period beginning with the Participant’s “separation from service” and ending on the later of the last day of the Employer’s taxable year in which the Participant separates from service or the 15th day of the third month following the Participant’s “separation from service.” If a scheduled payment to a Participant is delayed in accordance with this Section 9.8(a), all scheduled payments to the Participant that could be delayed in accordance with this Section 9.8(a) will also be delayed. The term “separation from service” and the other provisions hereof shall be determined in a manner consistent with applicable Treasury regulations.

(b)	The Employer may also delay payment if it reasonably anticipates that the making of the payment will violate federal securities laws or other applicable laws provided payment is made at the earliest date on which the Employer reasonably anticipates that the making of the payment will not cause such violation.

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(c)	The Employer reserves the right to amend the Plan to provide for a delay in payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

9.9	Permitted Acceleration of Payment. The Employer may permit acceleration of the time or schedule of any payment or amount scheduled to be paid pursuant to a payment under the Plan provided such acceleration would be permitted by the provisions of Reg. Sec. 1.409A-3(j)(4), including the following events:

(a)	Domestic Relations Order. A payment may be accelerated if such payment is made to an alternate payee pursuant to and following the receipt and qualification of a domestic relations order as defined in Code Section 414(p).

(b)	Compliance with Ethics Agreements and Legal Requirements. A payment may be accelerated as may be necessary to comply with ethics agreements with the Federal government or as may be reasonably necessary to avoid the violation of Federal, state, local or foreign ethics law or conflicts of laws, in accordance with the requirements of Code Section 409A.

(c)	De Minimis Amounts. In the discretion of the Administrator, a payment may be accelerated if (i) the amount of the payment is not greater than the applicable dollar amount under Code Section 402(g)(1)(B), and (ii) at the time the payment is made the amount constitutes the Participant’s entire interest under the Plan and all other plans that are aggregated with the Plan under Reg. Sec. 1.409A-1(c)(2).

(d)	FICA Tax. A payment may be accelerated to the extent required to pay the Federal Insurance Contributions Act tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2) of the Code with respect to compensation deferred under the Plan (the “FICA Amount”). Additionally, a payment may be accelerated to pay the income tax on wages imposed under Code Section 3401 of the Code on the FICA Amount and to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes. The total payment under this subsection (d) may not exceed the aggregate of the FICA Amount and the income tax withholding related to the FICA Amount.

(e)	Section 409A Additional Tax. A payment may be accelerated if the Plan fails to meet the requirements of Code Section 409A; provided that such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A.

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(f)	Offset. A payment may be accelerated in the Employer’s discretion as satisfaction of a debt of the Participant to the Employer, where such debt is incurred in the ordinary course of the service relationship between the Participant and the Employer, the entire amount of the reduction in any of the Employer’s taxable years does not exceed $5,000, and the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.

(g)	Other Events. A payment may be accelerated in the Administrator’s discretion in connection with such other events and conditions as permitted by Code Section 409A.

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ARTICLE 10 – AMENDMENT AND TERMINATION

10.1	Amendment and Termination by Plan Sponsor. The Plan Sponsor reserves the right to amend and/or terminate the Plan (for itself and each Employer) through action of its Board of Directors at any time for whatever reasons it may deem appropriate (or for no reason), except that no such amendment or termination shall adversely affect the benefits payable to any person who has begun to receive benefits hereunder and no such amendment or termination may accelerate or defer the payment of compensation except as permitted by Section 409A of the Code.

10.2	Plan Termination Following Change in Control or Corporate Dissolution. If so elected by the Plan Sponsor in Section 11.01 of the Adoption Agreement, the Plan Sponsor reserves the right to terminate the Plan pursuant to irrevocable action taken within the 30 days preceding or the twelve months following a Change in Control as determined in accordance with the rules set forth in Section 9.7. For this purpose, the Plan will be treated as terminated only if all agreements, methods, programs and other arrangements sponsored by the Related Employer immediately after the Change in Control which are treated as a single plan with the Plan under Treas. Reg. Sec. 1.409A-1(c)(2) are also terminated so that all participants under the Plan and all similar arrangements that experienced the Change in Control are required to receive all amounts deferred under the terminated arrangements within twelve months of the date the Plan Sponsor irrevocably takes all necessary action to terminate the arrangements. The foregoing provisions of this Section 10.2 and Section 11.01 of the Adoption Agreement shall be administered, interpreted and construed in accordance with Treasury Regulation 1.409A-3(j)(4)(ix)(B). In addition, the Plan Sponsor reserves the right to terminate and liquidate the Plan within twelve months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U. S. C. Section 503(b)(1)(A) provided that amounts deferred under the Plan are included in the gross incomes of Participants in the latest of the following years (or, if earlier, the taxable year in which the amount is actually or constructively received): (a) the calendar year in which the termination and liquidation occurs, (b) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or (c) the first calendar year in which payment is administratively practicable. The preceding sentence shall be administered, interpreted and construed in accordance with Treasury Regulation 1.409A-3(j)(4)(ix)(A).

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10.3	Other Plan Terminations. The Plan Sponsor retains the discretion to terminate the Plan if (a) all arrangements sponsored by the Plan Sponsor that would be aggregated with any terminated arrangement under Code Section 409A and Reg. Sec. 1.409A-1(c)(2) are terminated, (b) no payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within twelve months of the termination of the arrangements, (c) all payments are made within twenty-four months of the termination of the arrangements, (d) the Plan Sponsor does not adopt a new arrangement that would be aggregated with any terminated arrangement under Code Section 409A and the regulations thereunder at any time within the three year period following the date of termination of the arrangement, and (e) the termination does not occur proximate to a downturn in the financial health of the Plan sponsor. The foregoing provisions of this Section 10.3 shall be administered, interpreted and construed in accordance with Treasury Regulation 1.409A-3(j)(4)(ix)(C).

The Plan Sponsor also reserves the right to amend the Plan to provide that termination of the Plan will occur under such conditions and events as may be prescribed by the Secretary of the Treasury in generally applicable guidance published in the Internal Revenue Bulletin.

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ARTICLE 11 – THE TRUST

11.1	Establishment of Trust. The Plan Sponsor may but is not required to establish a trust to hold amounts which the Plan Sponsor may contribute from time to time to correspond to some or all amounts credited to Participants under Section 6.2. If the Plan Sponsor elects to establish a trust in accordance with Section 10.01 of the Adoption Agreement, the provisions of Sections 11.2 and 11.3 shall become operative.

11.2	Grantor Trust. Any trust established by the Plan Sponsor shall be between the Plan Sponsor and a trustee pursuant to a separate written agreement under which assets are held, administered and managed, subject to the claims of the Plan Sponsor’s creditors in the event of the Plan Sponsor’s insolvency. The trust is intended to be treated as a grantor trust under the Code, and the establishment of the trust shall not cause the Participant to realize current income on amounts contributed thereto. The Plan Sponsor must notify the trustee in the event of a bankruptcy or insolvency.

11.3	Investment of Trust Funds. Trust investments need not reflect the hypothetical investments selected by Participants under Section 7.1 for the purpose of adjusting Accounts and the earnings or investment results of the trust need not affect the hypothetical investment adjustments to Participant Accounts under the Plan.

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ARTICLE 12 – PLAN ADMINISTRATION

12.1	Powers and Responsibilities of the Administrator. The Administrator has the full power and discretion, and the full responsibility, to administer, interpret, and construe the Plan in all of its details, subject, however, to any applicable requirements of ERISA. The Administrator’s powers and responsibilities include, but are not limited to, the following:

(a)	To make and enforce such rules and procedures as it deems necessary or proper for the efficient administration of the Plan;

(b)	To interpret the Plan, its interpretation thereof to be final on all persons claiming benefits under the Plan;

(c)	To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

(d)	To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

(e)	To determine the person or persons to whom such benefits will be paid;

(f)	To authorize the payment of benefits;

(g)	To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;

(h)	To allocate and delegate its responsibilities to administer the Plan.

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12.2	Claims and Review Procedures. The claims and review procedures applicable to this Plan are set forth in a supplemental document; the following provisions of this Section 12.2 are inapplicable.

(a)	Claims Procedure.

If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the person’s right to bring a civil action following an adverse decision on review. Such notification will be given within 90 days after the claim is received by the Administrator. The Administrator may extend the period for providing the notification by 90 days if special circumstances require an extension of time for processing the claim and if written notice of such extension and circumstance is given to such person within the initial 90 day period. If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

(b)	Review Procedure.

Within 60 days after the date on which a person receives a written notification of denial of claim (or, if written notification is not provided, within 60 days of the date denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The notification will explain that the person is entitled to receive, upon request and free of charge, reasonable access to and copies of all pertinent documents and has the right to bring a civil action following an adverse decision on review.

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The decision on review will be made within 60 days. The Administrator may extend the period for making the decision on review by 60 days if special circumstances require an extension of time for processing the request such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period. If the decision on review is not made within such period, the claim will be considered denied.

(c)	Special Procedure for Claims Due to Disability.

To the extent an application for distribution as a result of a Disability requires the Administrator or the panel reviewing the Administrator’s determination, as applicable, to make a determination of Disability under the terms of the Plan, then such determination shall be subject to all of the general rules described in this Section, except as they are expressly modified by this Section 12(c).

(i)	The initial decision on the claim for a Disability distribution will be made within forty-five (45) days after the Plan receives the claimant’s claim, unless special circumstances require additional time, in which case the Administrator will notify the claimant before the end of the initial forty-five (45)-day period of an extension of up to thirty (30) days. If necessary, the Administrator may notify the claimant, prior to the end of the initial thirty (30)-day extension period, of a second extension of up to thirty (30) days. If an extension is due to the claimant’s failure to supply the necessary information, then the notice of extension will describe the additional information and the claimant will have forty-five (45) days to provide the additional information. Moreover, the period for making the determination will be delayed from the date the notification of extension was sent out until the claimant responds to the request for additional information. No additional extensions may be made, except with the claimant’s voluntary consent. The contents of the notice shall be the same as described in Section 12.2(a) above. If a disability distribution claim is denied in whole or in part, then the claimant will receive notification, as described in Section 12.2(c).

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(ii)	If an internal rule, guideline, protocol or similar criterion is relied upon in making the adverse determination, then the denial notice to the claimant will either set forth the internal rule, guideline, protocol or similar criterion, or will state that such was relied upon and will be provided free of charge to the claimant upon request (to the extent not legally-privileged) and if the claimant’s claim was denied based on a medical necessity or experimental treatment or similar exclusion or limit, then the claimant will be provided a statement either explaining the decision or indicating that an explanation will be provided to the claimant free of charge upon request.

(iii)	Any claimant whose application for a Disability distribution is denied in whole or in part, may appeal the denial by submitting to the panel reviewing the administrator’s determination (the “Review Panel”) a request for a review of the application within one hundred and eighty (180) days after receiving notice of the denial. The request for review shall be in the form and manner prescribed by the Review Panel. In the event of such an appeal for review, the provisions of Section 12.2(b) regarding the claimant’s rights and responsibilities shall apply. Upon request, the Review Panel will identify any medical or vocational expert whose advice was obtained on behalf of the Review Panel in connection with the denial, without regard to whether the advice was relied upon in making the determination. The entity or individual appointed by the Review Panel to review the claim will consider the appeal de novo, without any deference to the initial denial. The review will not include any person who participated in the initial denial or who is the subordinate of a person who participated in the initial denial.

(iv)	If the initial Disability distribution denial was based in whole or in part on a medical judgment, then the Review Panel will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment, and who was neither consulted in connection with the initial determination nor is the subordinate of any person who was consulted in connection with that determination; and upon notifying the claimant of an adverse determination on review, include in the notice either an explanation of the clinical basis for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

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(v)	A decision on review shall be made promptly, but not later than forty-five (45) days after receipt of a request for review, unless special circumstances require an extension of time for processing. If an extension is required, the claimant will be notified before the end of the initial forty-five (45)-day period that an extension of time is required and the anticipated date that the review will be completed. A decision will be given as soon as possible, but not later than ninety (90) days after receipt of a request for review. The Review Panel shall give notice of its decision to the claimant; such notice shall comply with the requirements set forth in Section 12.2(a). In addition, if the claimant’s claim was denied based on a medical necessity or experimental treatment or similar exclusion, then the claimant will be provided a statement explaining the decision, or a statement providing that such explanation will be furnished to the claimant free of charge upon request. The notice shall also contain the following statement: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

(d)	Exhaustion of Claims Procedure and Right to Bring Legal Claim No action in law or equity shall be brought more than one (1) year after the Review Panel’s affirmation of a denial of the claim, or, if earlier, more than four (4) years after the facts or events giving rise to the claimant’s allegation(s) or claim(s) first occurred.

12.3	Plan Administrative Costs. All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator in administering the Plan shall be paid by the Plan Sponsor.

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ARTICLE 13 – MISCELLANEOUS

13.1	Unsecured General Creditor of the Employer. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. For purposes of the payment of benefits under the Plan, any and all of the Employer’s assets shall be, and shall remain, the general, unpledged, unrestricted assets of the Employer. Each Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

13.2	Employer’s Liability. Each Employer’s liability for the payment of benefits under the Plan shall be defined only by the Plan and by the deferral agreements entered into between a Participant and the Employer. An Employer shall have no obligation or liability to a Participant under the Plan except as provided by the Plan and a deferral agreement or agreements. An Employer shall have no liability to Participants employed by other Employers.

13.3	Limitation of Rights. Neither the establishment of the Plan, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to the Participant or any other person any legal or equitable right against the Employer, the Plan or the Administrator, except as provided herein; and in no event will the terms of employment or service of the Participant be modified or in any way affected hereby.

13.4	Anti-Assignment. None of the benefits or rights of a Participant or any Beneficiary of a Participant shall be subject to the claim of any creditor. In particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of the Participant and his or her Beneficiary. Neither the Participant nor his or her Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which he or she may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary to receive death benefits provided hereunder.

13.5	Facility of Payment. If the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may direct the Employer to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments therefore, and any such payment to the extent thereof, shall discharge the liability of the Employer, the Plan and the Administrator for the payment of benefits hereunder to such recipient.

13.6	Notices. Any notice or other communication to the Employer or Administrator in connection with the Plan shall be deemed delivered in writing if addressed to the Plan Sponsor at the address specified in Section 1.03 of the Adoption Agreement and if either actually delivered at said address or, in the case or a letter, 5 business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified.

13.7	Tax Withholding. If the Employer concludes that tax is owing with respect to any deferral or payment hereunder, the Employer shall withhold such amounts from any payments due the Participant, as permitted by law, or otherwise make appropriate arrangements with the Participant or his Beneficiary for satisfaction of such obligation. Tax, for purposes of this Section 13.7 means any federal, state, local or any other governmental income tax, employment or payroll tax, excise tax, or any other tax or assessment owing with respect to amounts deferred, any earnings thereon, and any payments made to Participants under the Plan.

13.8	Indemnification.

(a)	Each Indemnitee (as defined in Section 13.8(e)) shall be indemnified and held harmless by the Employer for all actions taken by him and for all failures to take action (regardless of the date of any such action or failure to take action), to the fullest extent permitted by the law of the jurisdiction in which the Employer is incorporated, against all expense, liability, and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined in Subsection (e)). No indemnification pursuant to this Section shall be made, however, in any case where (1) the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness or (2) there is a settlement to which the Employer does not consent.

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(b)	The right to indemnification provided in this Section shall include the right to have the expenses incurred by the Indemnitee in defending any Proceeding paid by the Employer in advance of the final disposition of the Proceeding, to the fullest extent permitted by the law of the jurisdiction in which the Employer is incorporated; provided that, if such law requires, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only on delivery to the Employer of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.

(c)	Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be such and shall inure to the benefit of his heirs, executors, and administrators. The Employer agrees that the undertakings made in this Section shall be binding on its successors or assigns and shall survive the termination, amendment or restatement of the Plan.

(d)	The foregoing right to indemnification shall be in addition to such other rights as the Indemnitee may enjoy as a matter of law or by reason of insurance coverage of any kind and is in addition to and not in lieu of any rights to indemnification to which the Indemnitee may be entitled pursuant to the by-laws of the Employer.

(e)	For the purposes of this Section, the following definitions shall apply:

(1)	“Indemnitee” shall mean each person serving as an Administrator (or any other person who is an employee, director, or officer of the Employer) who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he is or was performing administrative functions under the Plan.

(2)	“Proceeding” shall mean any threatened, pending, or completed action, suit, or proceeding (including, without limitation, an action, suit, or proceeding by or in the right of the Employer), whether civil, criminal, administrative, investigative, or through arbitration.

13.9	Successors. The provisions of the Plan shall bind and inure to the benefit of the Plan Sponsor, the Employer and their successors and assigns and the Participant and the Participant’s designated Beneficiaries.

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13.10	Disclaimer. It is the Plan Sponsor’s intention that the Plan comply with the requirements of Code Section 409A. Neither the Plan Sponsor nor the Employer shall have any liability to any Participant should any provision of the Plan fail to satisfy the requirements of Code Section 409A.

13.11	Governing Law. The Plan will be construed, administered and enforced according to the laws of the State specified by the Plan Sponsor in Section 12.01 of the Adoption Agreement.

13.12	Plan Addendums. The Plan Sponsor may adopt one or more addendums that shall constitute a part of this Plan and, to the extent provided therein, supplement or supersede other provisions of the Plan and Adoption Agreement.

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ADOPTION AGREEMENT

1.01	PREAMBLE

By the execution of this Adoption Agreement the Plan Sponsor hereby [complete (a) or (b)]

(a)	☒	adopts a new plan as of September 1, 2009 [month, day, year]

(b)	☐	amends and restates its existing plan as of [month, day, year] which is the Amendment Restatement Date. Except as otherwise provided in Appendix A, all amounts deferred under the Plan prior to the Amendment Restatement Date shall be governed by the terms of the Plan as in effect on the day before the Amendment Restatement Date.

Original Effective Date: [month, day, year]

Pre-409A Grandfathering: ☐ Yes ☐ No

1.02	PLAN

Plan Name:	Barnes Group 2009 Deferred Compensation Plan

Plan Year:	January 1 - December 31, except that the first Plan Year will begin on September 1, 2009 and end on December 31, 2009.

1.03	PLAN SPONSOR

Name:	Barnes Group Inc.
Address:	123 Main Street, Bristol, CT 06010
Phone #:	(860) 583-7070
EIN:	06-0247846
Fiscal Yr:	January 1 - December 31

Is stock of the Plan Sponsor, any Employer or any Related Employer publicly traded on an established securities market?

  ☒ Yes        ☐  No

1.04	EMPLOYER

The following entities have been authorized by the Plan Sponsor to participate in and have adopted the Plan (insert “Not Applicable” if none have been authorized):

Entity	Publicly Traded on Est. Securities Market

	Yes	No
Barnes Group Inc.	☒	☐
	☐	☐
	☐	☐
	☐	☐
	☐	☐
	☐	☐

1.05	ADMINISTRATOR

The following provisions are subject to the applicable provisions of any addendum to the Plan and Adoption Agreement.

The Plan Sponsor has designated the following party or parties to be responsible for the administration of the Plan:

Name:	Plan Sponsor
Address:	See Section 1.03

Note:	The Administrator is the person or persons designated by the Plan Sponsor to be responsible for the administration of the Plan. Neither Fidelity Employer Services Company nor any other Fidelity affiliate can be the Administrator.

1.06	KEY EMPLOYEE DETERMINATION DATES

The Employer has designated See Addendum I as the Identification Date for purposes of determining Key Employees.

In the absence of a designation, the Identification Date is December 31.

The Employer has designated See Addendum I as the effective date for purposes of applying the six month delay in distributions to Key Employees.

In the absence of a designation, the effective date is the first day of the fourth month following the Identification Date.

2.01	PARTICIPATION

(a)	☒	Employees [complete (i), (ii) or (iii)]

	(i)	☐	Eligible Employees are selected by the Employer.

	(ii)	☒	Eligible Employees are those employees of the Employer who satisfy the following criteria:

Designated as eligible to participate (without any revocation or other change in such designation) by the Compensation and Management Development Committee of the Plan Sponsor’s Board of Directors

	(iii)	☐	Employees are not eligible to participate.

(b)	☒	Directors [complete (i), (ii) or (iii)]

	(i)	☐	All Directors are eligible to participate.

	(ii)	☐	Only Directors selected by the Employer are eligible to participate.

	(iii)	☒	Directors are not eligible to participate.

3.01	COMPENSATION

For purposes of determining Participant contributions under Article 4 and Employer contributions under Article 5, Compensation shall be defined in the following manner [complete (a) or (b) and select (c) and/or (d), if applicable]:

(a)	☒	Compensation is defined as:
The sum of (a) the Participant’s ‘compensation’ as defined by the Barnes Group Inc. Retirement Savings Plan, determined as if there were no limitation under Section 401(a)(17) of the Code, and (b) bonuses paid pursuant to the Management Incentive Compensation Plan and the Performance-Linked Bonus Plan for Selected Executive Officers, or any successor plans, reduced by the Section 401(a)(17) of the Code limitation in effect for the Plan Year. It shall be assumed for this purpose that the Retirement Savings Plan ends on the December 31 immediately succeeding the December 30 on which it actually ends.

(b)	☐	Compensation as defined in [insert name of qualified plan] without regard to the limitation in Section 401(a)(17) of the Code for such Plan Year.

(c)	☐	Director Compensation is defined as:

(d)	☐	Compensation shall, for all Plan purposes, be limited to $ .

(e)	☐	Not Applicable.

3.02	BONUSES

Compensation, as defined in Section 3.01 of the Adoption Agreement, includes the following type of bonuses:

Type	Will be treated as Performance Based Compensation

	Yes	No

As defined in Section 3.01	☐	☒

	☐	☐

	☐	☐

	☐	☐

	☐	☐

  ☐    Not Applicable.

4.01	PARTICIPANT CONTRIBUTIONS

If Participant contributions are permitted, complete (a), (b), and (c). Otherwise complete (d).

(a)	Amount of Deferrals

A Participant may elect within the period specified in Section 4.01(b) of the Adoption Agreement to defer the following amounts of remuneration. For each type of remuneration listed, complete “dollar amount” and / or “percentage amount”.

(i)	Compensation Other than Bonuses [do not complete if you complete (iii)]

	Dollar Amount		% Amount
Type of Remuneration	Min	Max	Min	Max	Increment
(a)
(b)
(c)

Note: The increment is required to determine the permissible deferral amounts. For example, a minimum of 0% and maximum of 20% with a 5% increment would allow an individual to defer 0%, 5%, 10%, 15% or 20%.

(ii)	Bonuses [do not complete if you complete (iii)]

	Dollar Amount		% Amount
Type of Bonus	Min	Max	Min	Max	Increment
(a)
(b)
(c)

(iii)	Compensation [do not complete if you completed (i) and (ii)]

Dollar Amount		% Amount
Min	Max	Min	Max	Increment

(iv)	Director Compensation

	Dollar Amount		% Amount
Type of Compensation	Min	Max	Min	Max	Increment
Annual Retainer
Meeting Fees
Other:
Other:

(b)	Election Period

(i)	Performance Based Compensation

A special election period

	☐	Does	☐ Does Not

apply to each eligible type of performance based compensation referenced in Section 3.02 of the Adoption Agreement.

The special election period, if applicable, will be determined by the Employer.

(ii)	Newly Eligible Participants

An employee who is classified or designated as an Eligible Employee during a Plan Year

	☐	May	☐ May Not

elect to defer Compensation earned during the remainder of the Plan Year by completing a deferral agreement within the 30 day period beginning on the date he is eligible to participate in the Plan.

(c)	Revocation of Deferral Agreement

A Participant’s deferral agreement

☐	Will
☐	Will Not

be cancelled for the remainder of any Plan Year during which he receives a hardship distribution of elective deferrals from a qualified cash or deferred arrangement maintained by the Employer. If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.

(d)	No Participant Contributions

☒	Participant contributions are not permitted under the Plan.

5.01	EMPLOYER CONTRIBUTIONS

If Employer contributions are permitted, complete (a) and/or (b). Otherwise complete (c).

(a)	Matching Contributions

(i)	Amount

For each Plan Year, the Employer shall make a Matching Contribution on behalf of each Participant who defers Compensation for the Plan Year and satisfies the requirements of Section 5.01(a)(ii) of the Adoption Agreement equal to [complete the ones that are applicable]:

(A)	☐	[insert percentage] of the Compensation the Participant has elected to defer for the Plan Year

(B)	☐	An amount determined by the Employer in its sole discretion

(C)	☐	Matching Contributions for each Participant shall be limited to $ and/or % of Compensation.

(D)	☐	Other:

(E)	☒	Not Applicable [Proceed to Section 5.01(b)]

(ii)	Eligibility for Matching Contribution

A Participant who defers Compensation for the Plan Year shall receive an allocation of Matching Contributions determined in accordance with Section 5.01(a)(i) provided he satisfies the following requirements [complete the ones that are applicable]:

(A)	☐	Describe requirements:

(B)	☐	Is selected by the Employer in its sole discretion to receive an allocation of Matching Contributions

(C)	☐	No requirements

(iii)	Time of Allocation

Matching Contributions, if made, shall be treated as allocated [select one]:

	(A)	☐	As of the last day of the Plan Year

	(B)	☐	At such times as the Employer shall determine in it sole discretion

	(C)	☐	At the time the Compensation on account of which the Matching Contribution is being made would otherwise have been paid to the Participant

	(D)	☐	Other:

(b)	Other Contributions

(i)	Amount

For each Plan Year, the Employer shall make a contribution on behalf of each Participant who satisfies the requirements of Section 5.01(b)(ii) equal to [complete the ones that are applicable]:

	(A)	☐	An amount equal to [insert number] % of the Participant’s Compensation

	(B)	☐	An amount determined by the Employer in its sole discretion

	(C)	☐	Contributions for each Participant shall be limited to $

	(D)	☒	Other:
An amount equal to 20% of the Participant’s Compensation unless a greater or lesser amount (including 0%) is otherwise determined (for all Participants or for any one or more Participants) by the Compensation and Management Development Committee of the Plan Sponsor’s Board of Directors. “Compensation” shall be determined on the basis of the Plan Year for which the contribution is made; provided, however, that for the short Plan Year beginning on September 1, 2009, “Compensation” shall be determined on the basis of calendar year 2009.

	(E)	☐	Not Applicable [Proceed to Section 6.01]

(ii)	Eligibility for Other Contributions

A Participant shall receive an allocation of other Employer contributions determined in accordance with Section 5.01(b)(i) for the Plan Year if he satisfies the following requirements [complete the one that is applicable]:

(A)	☐	Describe requirements:

(B)	☐	Is selected by the Employer in its sole discretion to receive an allocation of other Employer contributions

(C)	☒	No requirements

(iii)	Time of Allocation

Employer contributions, if made, shall be treated as allocated [select one]:

(A)	☐	As of the last day of the Plan Year

(B)	☒	At such time or times as the Employer shall determine in its sole discretion

(C)	☐	Other:

(c)	No Employer Contributions

☐	Employer contributions are not permitted under the Plan.

6.01	DISTRIBUTIONS

The timing and form of payment of distributions made from the Participant’s vested Account shall be made in accordance with the elections made in this Section 6.01 of the Adoption Agreement except when Section 9.6 of the Plan requires a six month delay for certain distributions to Key Employees of publicly traded companies.

(a)	Timing of Distributions

(i)	All distributions shall commence in accordance with the following [choose one]:

	(A)	☒	As soon as administratively feasible following the “distribution event” (described in Section 6.01(b) of this Adoption Agreement) and, in all cases except when a six-month delay rules applies, within 90 days after such distribution event; provided, however, that when the distribution event is Separation from Service plus 6 months (and regardless of whether a Participant is actually a Key Employee for whom a six-month delay in payment is required), distributions will commence on the first day of the seventh month following Separation from Service.
	(B)	☐	Monthly on specified day 5th [insert day]
	(C)	☐	Annually on specified month and day [insert month and day]
	(D)	☐	Calendar quarter on specified month and day [ month of quarter (insert 1,2 or 3); day (insert day)]

(ii)	The timing of distributions as determined in Section 6.01(a)(i) shall be modified by the adoption of:

	(A)	☐	Event Delay - Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for months [insert number of months].

	(B)	☐	Hold Until Next Year – Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for twelve months from the date of the event if payment pursuant to Section 6.01(a)(i) will thereby occur in the next calendar year or on the first payment date in the next calendar year in all other cases.

	(C)	☐	Immediate Processing – The timing method selected by the Plan Sponsor under Section 6.01(a)(i) shall be overridden for the following distribution events [insert events]:

	(D)	☒	Not applicable.

(b)	Distribution Events

The items checked below represent the Plan’s distribution events. Except as specifically provided elsewhere in the Plan and Adoption Agreement, all distributions will be made in five installments, with the first installment paid at the time described in Section 6.01(a) hereof and the last four installments paid on anniversaries of the first installment payment. Each installment shall be equal to the applicable percentage below multiplied by the value of the Participant’s Account:

Installment	Percentage
First	20%
Second	25%
Third	33 1/3%
Fourth	50%
Fifth	100%

			Lump Sum	Installments

(i)	☐	Specified Date		years

(ii)	☐	Specified Age		years

(iii)	☐	Separation from Service		years

(iv)	☒	Separation from Service plus 6 months		5 years

(v)	☐	Separation from Service plus months [not to exceed months]		years

(vi)	☐	Retirement		years

(vii)	☐	Retirement plus 6 months		years

(viii)	☐	Retirement plus months [not to exceed months]		years

(ix)	☐	Later of Separation from Service or Specified Age		years

(x)	☐	Later of Separation from Service or Specified Date		years

(xi)	☒	Disability		5 years

(xii)	☒	Death		5 years

(xiii)	☐	Change in Control		years

The minimum deferral period for Specified Date or Specified Age event shall be N/A years.

Installments will be paid [select each that applies]

☐	Monthly
☐	Quarterly
☒	Annually - as described above

(c)	Specified Date and Specified Age elections may not extend beyond age Not Applicable [insert age or “Not Applicable” if no maximum age applies].

(d)	Payment Election Override

Payment of the remaining vested balance of the Participant’s Account will automatically occur at the time specified in Section 6.01(a) of the Adoption Agreement in the form indicated upon the earliest to occur of the following events [check each event that applies and for each event include only a single form of payment]:

	EVENTS	FORM OF PAYMENT
☐	Separation from Service	Lump sum	Installments
☐	Separation from Service before Retirement	Lump sum	Installments
☐	Death	Lump sum	Installments
☐	Disability	Lump sum	Installments
☒	Not Applicable

(e)	Involuntary Cashouts – As per Plan, Section 9.9

☐	If the Participant’s vested Account at the time of his Separation from Service does not exceed $ distribution of the vested Account shall automatically be made in the form of a single lump sum in accordance with Section 9.5 of the Plan.

☐	There are no involuntary cashouts.

(f)	Retirement

☐	Retirement shall be defined as a Separation from Service that occurs on or after the Participant [insert description of requirements]:

☒	No special definition of Retirement applies.

(g)	Distribution Election Change

A Participant

☐	Shall
☒	Shall Not

be permitted to modify a scheduled distribution date and/or payment option in accordance with Section 9.2 of the Plan.

A Participant shall generally be permitted to elect such modification             number of times.

Administratively, allowable distribution events will be modified to reflect all options necessary to fulfill the distribution change election provision.

(h)	Frequency of Elections

The Plan Sponsor

☐	Has
☒	Has Not

Elected to permit annual elections of a time and form of payment for amounts deferred under the Plan.

7.01	VESTING

(a)	Matching Contributions

The Participant’s vested interest in the amount credited to his Account attributable to Matching Contributions shall be based on the following schedule:

☐	Years of Service	Vesting %
	0		(insert ‘100’ if there is immediate vesting)
1
2
3
4
5
6
7
8
9

☐	Other:

☐	Class year vesting applies.

☒	Not applicable.

(b)	Other Employer Contributions

The Participant’s vested interest in the amount credited to his Account attributable to Employer contributions other than Matching Contributions shall be based on the following schedule:

☐	Years of Service	Vesting %
	0		(insert ‘100’ if there is immediate vesting)
1
2
3
4
5
6
7
8
9

☒

Other:

A Participant shall have no vested interest in the amount credited to his Account attributable to Employer contributions until he has both attained age 55 and completed 10 Years of Service at which time his vested interest shall be 100%, subject to Section 10.1 of the Plan. Notwithstanding the foregoing, and subject to Section 10.1 of the Plan, a Participant’s vested interest shall be 100% if (i) the Participant’s Separation from Service occurs on or after attainment of age 55 and completion of five Years of Service, and the Participant’s retirement was either requested by the President and Chief Executive Officer of the Plan Sponsor and approved by the Compensation and Management Development Committee of the Board of Directors or was requested and approved by the such Committee; or (ii) the Plan Sponsor so determines, in its sole discretion.

☐	Class year vesting applies.

☐	Not applicable.

(c)	Acceleration of Vesting

A Participant’s vested interest in his Account will automatically be 100% upon the occurrence of the following events, subject to Section 10.1 of the Plan: [select the ones that are applicable]:

(i)	☐	Death

(ii)	☐	Disability

(iii)	☐	Change in Control

(iv)	☐	Eligibility for Retirement

(v)	☒	Other: Death or Disability on or after the date the Participant has both attained age 55 and completed at least 5 Years of Service.

(vi)	☐	Not applicable.

(d)	Years of Service

(i)	A Participant’s Years of Service shall include all service performed for the Employer and

	☒	Shall
	☐	Shall Not

include service performed for the Related Employer.

(ii)	Years of Service shall also include service performed for the following entities:

(iii)	Years of Service shall be determined in accordance with (select one)

	(A)	☐	The elapsed time method in Treas. Reg. Sec. 1.410(a)-7

	(B)	☐	The general method in DOL Reg. Sec. 2530.200b-1 through b-4

	(C)	☐	The Participant’s Years of Service credited under [insert name of plan]

	(D)	☒	Other: Notwithstanding (i) above or any other provision of the Plan and Adoption Agreement, the methodology for determining a Participant’s Years of Service hereunder shall be consistent with the methodology for determining the Participant’s years of “Vesting Service” under the Barnes Group Inc. Retirement Savings Plan as such plan is in effect at the time the individual becomes a Participant in this Plan, excluding, however, any period after a Separation from Service (or death or Disability); provided, however, that (i) the determination of a Participant’s Years of Service shall take into account the provisions of any applicable written employment agreement or other individual agreement between the Employer and the Participant as in effect at the time the individual becomes a Participant in this Plan; and (ii) the final determination of a Participant’s Years of Service shall be made by the Administrator, it being the intent that Years of Service shall be determined in a predetermined, nondiscretionary, and objective manner.

(iv)	☐	Not applicable.

8.01	UNFORESEEABLE EMERGENCY

(a)	A withdrawal due to an Unforeseeable Emergency as defined in Section 2.24:

☐	Will
☒	Will Not [if Unforeseeable Emergency withdrawals are not permitted, proceed to Section 9.01]

be allowed.

(b)	Upon a withdrawal due to an Unforeseeable Emergency, a Participant’s deferral election for the remainder of the Plan Year:

☐	Will
☐	Will Not

be cancelled. If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.

9.01	INVESTMENT DECISIONS

Investment decisions regarding the hypothetical amounts credited to a Participant’s Account shall be made by [select one]:

(a)	☒	The Participant or his Beneficiary

(b)	☐	The Employer

10.01	GRANTOR TRUST

The Employer [select one]:

☒	Does
☐	Does Not

intend to establish a grantor trust in connection with the Plan.

11.01	TERMINATION UPON CHANGE IN CONTROL

The Plan Sponsor

☐	Reserves
☒	Does Not Reserve

the right to terminate the Plan and distribute all amounts credited to Participant Accounts upon a Change in Control within the meaning of Section 9.7 of the Plan, in accordance with the provisions of Section 10.2 of the Plan.

11.02	AUTOMATIC DISTRIBUTION UPON CHANGE IN CONTROL

Distribution of the remaining vested balance of each Participant’s Account

☐	Shall
☒	Shall Not

automatically be paid as a lump sum payment upon the occurrence of a Change in Control as provided in Section 9.7.

12.01	GOVERNING STATE LAW

The laws of Connecticut shall apply in the administration of the Plan to the extent not preempted by ERISA.

EXECUTION PAGE

The Plan Sponsor has caused this Adoption Agreement to be executed this 31st day of August, 2009.

PLAN SPONSOR:	Barnes Group Inc.

By:	s/s Dawn N. Edwards

Title:	Sr. Vice President, Human Resources

APPENDIX A

SPECIAL EFFECTIVE DATES

Not Applicable

Barnes Group 2009 Deferred Compensation Plan

Addendum I

Purpose; Integral Part of Plan and Adoption Agreement

This Barnes Group 2009 Deferred Compensation Plan Addendum I (“Addendum I”) is intended to be an integral part of the Barnes Group 2009 Deferred Compensation Plan (the “Plan”) and the related Adoption Agreement (the “Adoption Agreement”), supplementing or superseding other provisions of the Plan and Adoption Agreement. As required by the context, the Plan and Adoption Agreement shall collectively be known herein as the “Plan.”

Inapplicable Provisions Disregarded in Construing Documents

The documents reflecting the Plan and Adoption Agreement have been provided to Barnes Group Inc. (the “Company”) by Fidelity Employer Services Company (which, with its affiliates, shall be known as “Fidelity”) and, in general, have been drafted by Fidelity in a manner so that they can be adopted by multiple, unrelated employers. Thus, these documents include certain provisions that, due to elections made by the Company in the Adoption Agreement and related terms of the Plan, are not applicable to the Company and its employees (“inapplicable provisions”). By way of illustration but not by way of limitation, examples of inapplicable provisions include those relating to employee elections to defer compensation and those relating to employer matching contributions.

In construing the Company’s Plan, the inapplicable provisions shall be disregarded, and the Company and its affiliates, and their directors, officers, and employees, shall have no legal, tax-related, or other responsibility or liability in connection with any of the inapplicable provisions (including by way of illustration but not by way of limitation, any responsibility or liability for ensuring that such inapplicable provisions are up-to-date and consistent with current Code or other requirements).

Interpretation, Construction, Administration; Delegation of Authority

When used under the Plan and Adoption Agreement (and notwithstanding Section 2.2 of the Plan document and Section 1.05 of the Adoption Agreement), the term “Administrator” means the Compensation and Management Development Committee of the Company’s Board (the “Committee”), unless the context requires otherwise (and subject to the delegation provisions hereof). To the extent power or authority is not vested in Fidelity or another third party, the Committee shall have full power and authority to interpret and construe the terms of the Plan and Adoption Agreement, and to administer it, and the Committee’s interpretations and construction thereof, including, but not limited to, determining the amount or recipient of any benefits to be made therefrom, shall be binding and conclusive on all persons for all purposes. The Board, the Committee, the Benefits Committee appointed by the Board (the “Benefits Committee”), their individual members, and such persons’ agents and representatives shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to willful misconduct or lack of good faith.

The Board, the Committee, and the Benefits Committee may delegate the responsibilities allocated to them under the terms of the Plan to others, including, but not limited to, a Board delegation to the Committee or the Benefits Committee, a Committee or Benefits Committee delegation to one or more members, and a delegation by the Board or one of the committees to Company employees. As long as the delegation is lawful, neither an employee nor any other person shall have the right to raise any questions relating to such delegation of authority and responsibility for interpreting, construing, and administering the Plan.

Key Employee Determination

As permitted by Section 9.6(c) of the Plan, the Plan Sponsor elects to apply an alternative method to identify Participants who will be treated as Key Employees for purposes of the six month delay in distributions, which alternative method is the same as the method for determining “Specified Employees” that is in effect from time to time under Section 7.2 of the Barnes Group Inc. Supplemental Senior Officer Retirement Plan (“SSORP”) or a successor provision of the SSORP or of any successor to the SSORP.

Identification Date for Purposes of Determining Key Employees

The Identification Date for purposes of determining Key Employees under the Plan shall be the same date as the “specified employee identification date” that is in effect from time to time under Section 7.2 of the SSORP or a successor provision of the SSORP or of any successor to the SSORP.

Effective Date for Purposes of Applying the Six Month Delay in Distributions to Key Employees

The effective date for purposes of applying the six month delay in distributions to Key Employees under the Plan shall be the same date as the “specified employee effective date” that is in effect from time to time under Section 7.2 of the SSORP or a successor provision of the SSORP or of any successor to the SSORP.

Certain Code Section 409A Issues

Notwithstanding any provision of the Plan (including, but not limited to Section 9.2), Adoption Agreement, or this Addendum to the contrary, installment payments to a Participant or Beneficiary shall be treated as a series of separate payments and not as a single payment.

Any compensation that may be paid or provided pursuant to this Plan is intended to qualify for an exclusion from Section 409A of the Code or to comply with Section 409A of the Code, so that none of such compensation will be includible in any Plan Participant’s federal gross income pursuant to Section 409A(a)(1)(A) of the Code. This Plan shall be administered, interpreted, and construed to carry out such intention, and any provision of this Plan that cannot be so administered, interpreted and construed shall to that extent be disregarded. However, the Company and any other person or entity with any responsibility for the Plan (including, but not limited to, the Board) do not represent, warrant or guarantee that any compensation that may be paid or provided pursuant to this Plan will not be includible in a Plan Participant’s federal gross income pursuant to Section 409A(a)(1)(A) of the Code, nor do the Company and other persons and entities with any responsibility for the Plan make any other representation, warranty or guaranty to any Plan Participant as to the tax consequences of this Plan or of participation in this Plan. If, notwithstanding the foregoing, amounts are includible in a Plan Participant’s federal gross income pursuant to Section 409A(a)(1)(A) of the Code, the payment of benefits will be accelerated to the extent determined by the Committee and permitted by Treasury Regulation section 1.409A-3(j)(vii).

Amendment and Termination

This Addendum I (and any other addendum) may be amended and terminated to the same extent as any other provision of the Plan, consistent with Article 10 thereof.